FOR FURTHER INFORMATION
Eli Sayegh, Director of Investor Relations
Bell Microproducts Inc.
(408) 451-1685
ir@bellmicro.com

         Bell Microproducts Announces the Completion of the Acquisitions of Rorke Data and Hammer Storage Rorke and Hammer to complement Bell Micro's product and vertical market coverage in Fibre Channel and SAN solutions throughout the Americas and Europe

SAN JOSE, CA--(PRNEWSWIRE)--May 17, 2000-- Bell Microproducts (NASDAQ--BELM) announced today that it has successfully completed the acquisitions of Rorke Data and Hammer Storage. Rorke Data provides leading edge Fibre Channel and storage area network (SAN) solutions to vertical markets such as digital audio/video, publishing, and medical imaging throughout the U.S. and Europe. Hammer is a leading manufacturer of digital storage sub-systems and has among the largest and most sophisticated storage solution installed base in the entertainment industry, including such clients as Dream Works, Warner Brothers, HBO, MTV, NBC, ABC, CBS, CNN, ESPN, Fox Sports Net, Viacom, Universal Studios, MCI and Sony. Bell Microproducts plans to integrate Hammer Storage into Rorke Data.

"Rorke Data and Hammer Storage are highly respected for their innovative high performance storage solutions," said Don Bell, President and CEO of Bell Microproducts. "Bell Microproducts made a commitment to provide storage solutions to our growing customer base several years ago with the creation of our BellStor storage solutions division. BellStor provides our customers with extensive storage components and systems value added services. The Rorke and Hammer acquisitions will add additional storage systems products, technology, infrastructure, and support services to this strategic effort. This is consistent with Bell Microproducts' transition from a traditional component distribution model to a broader solutions provider model," added Bell. "In particular, Rorke's and Hammer's gross profit margins in recent years position these acquisitions at the high end of Bell Microproducts' margin mix," noted Bell.

Rorke's and Hammer's families of products in Fibre Channel and Storage Area Networks are complementary to those offered by Bell Micro's BellStor unit. In addition, Rorke's specialization in the audio/video, digital publishing, and medical imaging vertical markets is complementary to the markets of Bell Microproducts, as is Hammer's focus on the entertainment industry. Rorke also offers strong engineering, technical support, installation, and maintenance services.

Rorke Data, Hammer Storage and Bell Microproducts expect to utilize each other's broad product range, and engineering and maintenance services in new and existing vertical markets throughout the Americas and Europe. Rorke's customers include resellers and OEMs, as do Bell Micro's. With the acquisition now completed, the companies will remain committed to serving the needs of their reseller customer base with a much broader product offering and significantly enhanced technical services.


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Mr. Bell further stated, " Rorke Data and Hammer Storage will significantly add to our existing SAN, NAS, and SAS capabilities. The growth of these markets, and our ability to serve our customers needs in these and other related product categories, is expected to create new opportunities for Bell Micro. We expect to continue to expand our branded and proprietary product solutions. Furthermore, Rorke's and Hammer's industry knowledge, customer relationships, and technical expertise in storage solutions combined with Bell's purchasing power, supply chain management capabilities, and other resources creates a complementary strategy for growth in value-added products and services, and the capability to expand into new markets."

About Bell Microproducts Inc. Bell Microproducts is a value added provider of a wide range of high technology products, solutions, and services to the industrial and commercial marketplace. The company's offering includes semiconductors, computer platforms, peripherals, and storage products of various types including desktop, high-end computer and storage subsystems, fibre channel connectivity products, RAID, NAS and SAN storage systems and back-up products. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world's largest storage-centric value-added distributors.

The company's products are available at any level of integration from components, to subsystem assemblies, to fully integrated, tested and certified system solutions. The company adds value with a broad range of services including testing, software loading, kitting, mass storage system integration, and computer system integration. Trained and certified technical personnel complete each of these processes at Bell Microproducts' ISO 9002 facilities. Bell Microproducts markets and distributes more than 100 brand name product lines, as well as its own BellStor storage and Trademark(R) computer brands, to original equipment manufacturers (OEMs), value-added resellers (VARs) and system integrators in the Americas. More information can be found in SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement. This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers and the other risks described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.